UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, the Board of Directors of Summer Infant, Inc. (the “Company”) approved the Company’s Change in Control Plan (the “Plan”), pursuant to which the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer (“CFO”) and other designated employees of the Company will be entitled to certain payments and benefits in connection with a change in control of the Company.  The Plan replaces prior individual change in control agreements with certain employees, including the CEO and CFO, that expired in October 2017.

Under the “double trigger” provisions of the Plan, a participant will be entitled to certain payments if (1) there is a change in control and (2) within the 12-month period following the change in control, the participant’s employment is terminated without cause by the Company or for good reason by the participant.  If these events occur, a participant will be entitled to receive payments based on their tier under the Plan for a period of time following the termination, including:

•                  a cash payment equal to his or her annual base salary times the applicable tier multiplier (2.0x for the Tier 1 participant; 1.0x for Tier 2 participants, and 0.5x for Tier 3 participants), payable over a period of time following termination (24 months for the Tier 1 participant, 12 months for Tier 2 participants and 6 months for Tier 3 participants);

•                  a cash payment equal to the pro-rated portion of the participant’s annual cash bonus actually achieved for the fiscal year in which the termination occurs, payable when such payment would otherwise be paid after the end of the relevant performance period; and

•                  a cash payment equal to one times the monthly premiums for the participant’s group medical, dental and vision coverage for a period of time (24 months for the Tier 1 participant, 12 months for Tier 2 participants and 6 months for Tier 3 participants), payable monthly provided that such payments will end if the participant becomes eligible to participate in similar plans with a subsequent employer.

In addition, a participant’s unvested equity awards granted prior to the change in control will accelerate and vest in full as of the participant’s termination date, and any unvested performance-based equity awards will be deemed vested and earned assuming achievement at the target performance level.  The CEO is the sole participant in Tier 1, the CFO and other designated senior management members participate in Tier 2 and designated key employees participate in Tier 3.  As a condition to receiving payments under the Plan, participants must execute a severance agreement and release, which includes non-competition and similar covenants that remain in effect for 24 months for the Tier 1 participant, 12 months for Tier 2 participants and 6 months for Tier 3 participants.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Summer Infant, Inc. Change in Control Plan

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Summer Infant, Inc. Change in Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: February 9, 2018	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer